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                                                                    Exhibit 10.4



                                  BILL OF SALE,
                            ASSIGNMENT AND ASSUMPTION

         WHEREAS, MARKETING PROJECTS, INC., a California corporation ("Seller"), FLORAFAX INTERNATIONAL, INC., a Delaware corporation ("Buyer") have entered into an Asset Purchase and Sale Agreement ("Agreement") dated to be effective May 1, 1998; and

         WHEREAS, Seller is the owner of the Acquired Assets (as such term is defined in the Agreement); and

         WHEREAS, Seller desires to evidence the assignment and conveyance to Buyer of Seller's entire interest in and to the Acquired Assets as hereinafter provided.

         NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS:

         1. Seller, for good and valuable consideration to it in hand paid by Buyer, the receipt of which is hereby acknowledged, has BARGAINED, SOLD, ASSIGNED and DELIVERED, and by these presents does BARGAIN, SELL, ASSIGN and DELIVER unto the said Buyer, all of the Seller's interest in the following described property (collectively, "Property Rights"), to-wit:

         (1) the Proprietary System and Know-How (as such term is defined in the Agreement) and more specifically including creative specifications, artwork, design concepts, presentation materials, electronic and other files, historical records and processes, names and numbers of present and past contacts, historical sales records, previous insert material, historical insertion records, account creative specifications, historical client requests, locations of various facilities, message statement articles, value added offers, statements of future insertion dates and quantities, sales presentation material, notes of meetings, records of account file-sizes and other matters, electronic catalogues, custom-tracking systems, as well as any other right, title and interest Seller may have to the Business (as such term is defined in the Agreement) but not described particularly herein; and

         (2) the Servicing Agreement (as such term is defined in the Agreement).

         2. To the extent that the following is legally required for Buyer to enforce any of the Property Rights hereby assigned, Seller hereby constitutes and appoints Buyer its true and lawful attorney with full power and authority, for the sole benefit of Buyer, its successors and assigns, and, if necessary, in the name of Seller, to sue upon and enforce such Property Rights and to compromise and give full releases of the same.

         3. Buyer hereby agrees to assume all duties, obligations and liabilities imposed upon Seller to service the Property Rights, as described in the Servicing Agreement (as such term is defined in the Agreement), and Buyer agrees to be bound by and to perform all of such obligations, duties, covenants and conditions of Seller,








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from and after the date hereof, but not prior thereto. Buyer agrees to indemnify, save and hold harmless Seller from and against any and all loss, liability, claims, causes of action and expenses, including reasonable attorney's fees, which may be incurred or suffered by Seller, or asserted against Seller by any party entitled to receive such services, arising out of or relating to Buyer's failure to perform any of such services, on or after the date hereof.

         4. Seller hereby agrees to indemnify and hold Buyer harmless from and against any and all loss, liability, claims, causes of action and expenses, including reasonable attorney's fees, which may be incurred or suffered by Buyer, or asserted against Buyer, by any party entitled to receive such services, arising out of or relating to Seller's failure to perform any of such services prior to the date hereof.

         5. Seller and Buyer agree to take or cause to be taken such further action, and to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments as may be necessary or as may be reasonably requested in order to effectuate fully the purposes, terms and condition of this Bill of Sale, Assignment and Assumption ("Assignment Agreement").

         6. This Assignment Agreement shall be binding upon Seller and shall inure to the benefit of Buyer and its respective successors and assigns. This Assignment Agreement shall in no way expand the rights or remedies of any third party against Buyer or Seller as compared to the rights or remedies which such third party would have had against Buyer or Seller if this Assignment Agreement had not been executed by Seller. Without limiting the generality of the preceding sentence, this Assignment Agreement shall not create any third party beneficiary rights nor restrain or limit Buyer or Seller from contesting or asserting defenses against any third parties.

         7. This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         8. Except as otherwise defined herein, all terms used herein shall have the same meaning as they have in the Agreement.

         9. In the event Buyer exercises its cancellation right described in
Section 7 of the Agreement, then as of June 30, 1998, this Assignment Agreement automatically will be canceled ab initio and of no further force and effect.

         EXECUTED to be effective as of the 29th day of May, 1998.

                                  SELLER:

                                  MARKETING PROJECTS, INC.,
                                  A CALIFORNIA CORPORATION

                                  BY:
                                     -----------------------------------
                                       NAME:
                                            ----------------------------
                                       ITS:
                                           -----------------------------


                                  BUYER:

                                  FLORAFAX INTERNATIONAL, INC.

                                  BY:
                                     -----------------------------------
                                        NAME:
                                             ---------------------------
                                        ITS:
                                            ----------------------------